UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 5, 2015

Date of Report (Date of earliest event reported)

Sino Payments, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7/F., DartonTower

142 WaiYip Street, Kwun Tong

Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 2950 4288

 (Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, Company’s Board of Directors (the "Board") directed and approved the formation of an Audit Committee of the Company and the appointment of the following as the Audit Committee’s initial members:  Mr. Matthew Mecke, Mr. Johan Pehrson and Mr. Edmund Yeung with immediate effect.

On October 29, 2015, Bella Tsang, the principal financial officer, Treasurer, Secretary and a Director from the Board tendered her resignation as principal financial officer and Treasurer, effective November 5, 2015.  Ms. Tsang’s resignation was not as a result of any disagreement with the Company’s operations, policies or practices, and she will remain to serve as the Company’s Secretary and as a member of the Company’s Board of Directors.  Her resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.  .

On October 29, 2015, Channing Au Cheuk Lun was appointed by the Board to serve as the Chief Financial Officer of the Company, effective November 5, 2015.

Mr. Au, age 36, joined Value Exchange Int’l (China) Limited, a subsidiary of the Company, as the Chief Financial Officer in August 2015.  Prior to joining the Company, Mr. Au served as an Audit Manager at Crowe Horwath (HK) CPA Limited since 2010. Prior to that, he worked for CPA firms including KPMG Hong Kong and BDO Limited.  Mr. Au has over 10 years extensive experience in provision of audit and consultancy services with clientele varies from unlisted entrepreneurs to companies listed in the United States and Hong Kong. Mr. Au is a member of CPA Australia, and obtained his Master’s Degree in Finance and Bachelor’s Degree in Accountancy from the Hong Kong Polytechnic University.

Mr. Au has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01

Exhibits

Exhibit Number

Exhibit

99.1

Resignation Letter of Ms. Bella Tsang

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015

SINO Payments, Inc. /s/ Kenneth Tan Seng Wee By: Kenneth Tan Seng Wee Title: President, CEO and Director